SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2003

STANDARD MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10689 North Pennsylvania Street, Indianapolis, Indiana	46280

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                          (317) 574-6200

N/A

(Former name or former address, if changed since last report)

Item 5 – Other Events

     Standard Management Corporation is filing as Exhibit 99.1 to this Form 8-K a press release issued on February 21, 2003 announcing its intention to amend its quarterly report on Form 10-Q for the third quarter of 2002 by restating certain of the financial results contained in the report. For more information, please see the press release included in this filing and Standard Management’s revised filing on Form 10-Q/A which was filed on February 21, 2003.

Item 7 – Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed with this Report:
99.1 — Press Release of Standard Management Corporation (February 21, 2003)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

	By:	Name: Title:	/s/ Stephen M. Coons Stephen M. Coons Executive Vice President and General Counsel

Dated: February 21, 2003

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